EXHIBIT 4.4(a)




--------------------------------------------------------------------------------



                  CELLULAR COMMUNICATIONS INTERNATIONAL, INC.,


                                       and


                            THE CHASE MANHATTAN BANK
                       (formerly known as Chemical Bank),
                                   as Trustee



                      ------------------------------------


                          First Supplemental Indenture

                          Dated as of February 23, 1998

                                  to Indenture

                           Dated as of August 22, 1995

                      ------------------------------------


                     13-1/4% Senior Discount Notes due 2000


--------------------------------------------------------------------------------

     FIRST SUPPLEMENTAL INDENTURE, dated as of February 23, 1998 (the "First Supplemental Indenture"), to the Indenture, dated as of August 22, 1995 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), between CELLULAR COMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation (the "Company"), and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank)(the "Trustee").

                                    RECITALS

     WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture, providing for, among other things, the creation and issuance by the Company of its 13-1/4% Senior Discount Notes due 2000 (the "Securities"); and

     WHEREAS, Section 9.02 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee, with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities outstanding, may amend the Indenture, subject to certain exceptions specified in Section 9.02 of the Indenture; and

     WHEREAS, the parties hereto are entering into this First Supplemental Indenture to eliminate or amend certain of the covenants and other provisions contained in Article 4, Article 5, Article 6 and Article 9 of the Indenture (collectively, the "Proposals"); and

     WHEREAS, the Holders of at least a majority in aggregate principal amount of the Securities outstanding have duly consented to the Proposals; and

     WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been complied with; and

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

     NOW THEREFORE:

     In consideration of the premises, the parties have executed and delivered this First Supplemental Indenture, and the Company hereby covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of the Securities, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

     SECTION 1. Definitions. (a) For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, terms used herein shall have the meanings assigned to them in the Indenture.

     (b) Any defined terms and any references thereto which are used solely in the sections, subsections or provisions of the Indenture deleted by operation of Sections 2, 3, 4 and 5 of this First Supplemental Indenture are hereby deleted in their entireties from Section 1.01 of the Indenture.

     SECTION 2. Elimination of Certain Provisions of Article 4 and Article 6 of the Indenture. Sections 4.03, 4.04, 4.05, 4.07, 4.08 4.09, 4.11, 4.12, 4.13,
4.16, 4.19 and 4.20 and subsection 6.01(b) of the Indenture are hereby deleted in their entireties together with any references thereto in the Indenture.

     SECTION 3. Amendment of Section 4.18 of the Indenture. Section 4.18 of the Indenture is hereby amended to read in its entirety as follows:

     The Company shall not, and shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, enter into any Sale/Leaseback Transaction with respect to any property unless the Company or such Restricted Subsidiary or Restricted Affiliate applies the proceeds of such transaction in compliance with Section
4.10 hereof.

     SECTION 4. Amendment of Section 5.01 of the Indenture. Section 5.01 of the Indenture is hereby amended to read in its entirety as follows:

     The Company shall not consolidate or merge with or into another corporation, Person or entity (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of its assets as an entirety or virtually as an entirety in one or more related transactions, unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which a sale, assignment, transfer, lease conveyance or other disposition of the assets as an entirety or virtually as an entirety shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; and (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which a sale, assignment, transfer, lease, conveyance or other disposition of the assets as an entirety or virtually as an entirety shall have been made assumes all the obligations of the Company pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under this Indenture and the Notes.

     SECTION 5. Amendment of Section 9.04 of the Indenture. Section 9.04 of the Indenture is hereby amended to read in its entirety as follows:

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or (subject to Section 2.12 hereof) subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. Notwithstanding anything to the contrary in this Section 9.04, no consent to any amendment, supplement or waiver delivered by a Holder of a Security (or any transferee or proxy thereof) in connection with the Offer to Purchase and Consent Solicitation of the Company, dated February 6, 1998, and the Solicitation (as defined therein) may be revoked by such Holder (or any transferee or proxy thereof).

     SECTION 6. Operation of Proposed Amendments. Upon the execution and delivery of this First Supplemental Indenture by the Trustee and the Company, this First Supplemental Indenture will become operative but the Proposals will not become effective until the Securities validly tendered pursuant to the Company's offer to purchase and consent solicitation contained in the Company's Offer to Purchase and Consent Solicitation Statement dated February 6, 1998 and the related Consent and Letter of Transmittal (in each case, as the same may be amended, modified or supplemented from time to time in accordance therewith) are accepted for purchase by the Company in accordance with the terms and conditions set forth therein; provided, however, that the amendment of Section 9.04 of the Indenture pursuant to Section 5 hereof will be effective immediately upon execution of this First Supplemental Indenture.

     SECTION 7. Recitals. The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of this First Supplemental Indenture or the due execution hereof by the Company.

     SECTION 8. Ratification and Confirmation of Indenture. Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

     SECTION 9. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.

     SECTION 10. Successors. All agreements of the Company in this First Supplemental Indenture and the Securities shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

     SECTION 11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

     SECTION 12. Separability. In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

     SECTION 13. Headings. The headings of the sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 14. Trust Indenture Act Controls. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA Sections 310-317 by operation of TIA Section 318(c), the imposed duties shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.


                                            CELLULAR COMMUNICATIONS
                                              INTERNATIONAL, INC.


                                            By: /s/ Richard J. Lubasch
                                            -----------------------------------
                                            Name:  Richard J. Lubasch
                                            Title: Senior Vice President-
                                                     General Counsel


                                            THE CHASE MANHATTAN BANK,
                                              as Trustee


                                            By: /s/ Andrew M. Deck
                                            -----------------------------------
                                            Name:  Andrew M. Deck
                                            Title: Vice President